Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

SYNCHRONOSS REPORTS SECOND QUARTER REVENUE OF $71.5 MILLION
AND ADJUSTED EBITDA OF $13.3 MILLION, UP 15% YEAR OVER YEAR

Recent Recapitalization Provides Flexibility To Support Long-Term Profitable Growth

BRIDGEWATER, NJ - August 9, 2021 - Synchronoss Technologies Inc. (NASDAQ: SNCR), a global leader and innovator in cloud, messaging, and digital solutions, today announced financial results for its second quarter ended June 30, 2021.

Second Quarter Highlights:

•Revenue for the quarter was $71.5 million.
•Recurring revenue for the quarter represented 87% of total GAAP revenue.
•GAAP net loss for the quarter was $23.9 million or $0.54 per share.
•Non-GAAP net loss for the quarter was $11.9 million, or $0.27 per share.
•Adjusted EBITDA for the quarter was $13.3 million.
•Cash and cash equivalent were $32.6 million at quarter end.
•Completed recapitalization with full year 2021 pro forma savings greater than 50% over the previous capital structure.
•Cloud solution subscriber growth continues to exceed expectations.
•Signed commercial agreement with Kitamura for our Cloud solution, the third new Cloud customer this year.
•Lou Ferraro, EVP of Financial Operations and Chief Human Resources Officer named Acting CFO.
•Reiterates full-year 2021 revenue and adjusted EBITDA guidance.

Commenting on the results, Jeff Miller, President and CEO of Synchronoss, said:

“I am pleased to report another solid quarter for Synchronoss and to share that we completed a comprehensive recapitalization during the quarter, that reduces our projected 2021 full year pro forma financial obligations by over 50%. With this recapitalization complete, we believe we will enable long-term sustainable growth in both revenue and profits, and as a result, deliver increased shareholder value. I want to thank the entire team at Synchronoss for their continued contributions to make these results possible.” He continued, “I also want to welcome Lou Ferraro as our Acting CFO. He has been with the Company for three and a half years most recently as our Executive Vice

President of Financial Operations and Chief Human Resources Officer, and has spearheaded many of the improvements in the company’s operating expenses and financial controls.”

	Three Months Ended June 30,
(in thousands)	2021	2020	% Change
Revenues	$71,532	$76,535	(6.5)%
Loss from continuing operations, before taxes	(2,621)	(8,666)	69.8%
Net loss[1]	(23,946)	(10,148)	(136.0)%
Adjusted EBITDA	$13,277	$11,549	15.0%

	Six Months Ended June 30,
(in thousands)	2021	2020	% Change
Revenues	$137,031	$153,657	(10.8)%
Loss from continuing operations, before taxes	(15,150)	(24,448)	38.0%
Net loss[1]	(46,506)	(22,423)	(107.4)%
Adjusted EBITDA	$18,814	$13,307	41.4%
___________________________

1 Includes $10.4 million preferred stock amortization costs accelerated due to Series A Preferred stock redemption.

Lou Ferraro, Acting CFO of Synchronoss, added:

"We are pleased with our continued growth in our Cloud solution subscribers, the addition of our third new Cloud customer this year, and improved operating results. With my expanded responsibilities, I look forward to continuing our focus on profitable revenue growth, continued cost management, and delivering improved shareholder value."

Reiterating full year 2021 Guidance

Synchronoss is reiterating its revenue and adjusted EBITDA guidance for the full year 2021. The Company continues to expect revenue for the full year 2021 to be in a range of $275-285 million, and adjusted EBITDA in the range of $32-37 million.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Conference Call Details

Synchronoss will host a conference call at 4:30 p.m. (Eastern Time) today to discuss the financial results. To access the live call, dial 877-930-7767 or +1 253-336-7416 (International) and give the conference ID 1484858.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.synchronoss.com. In addition, a phone replay will be available approximately two hours following the end of the call and will be available for one week. To access the call replay dial 855-859-2056 and enter the conference ID, 1484858.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, adjusted EBITDA, operating income (loss), net income (loss), effective tax rate, and earnings (loss) per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs, which include restructuring and cease-use lease expense, litigation, remediation and refiling costs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) builds software that empowers companies around the world to connect with their subscribers in trusted and meaningful ways. The company’s collection of products helps streamline networks, simplify onboarding, and engage subscribers to unleash new revenue streams, reduce costs and increase speed to market. Hundreds of millions of subscribers trust Synchronoss products to stay in sync with the people, services and content they love. That’s why more than 1,500 talented Synchronoss employees worldwide strive each day to reimagine a world in sync. Learn more at www.synchronoss.com.

Forward-looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the Company’s growth strategies, the anticipated trends and challenges in the business and the market in which the Company operates, the Company’s expectations regarding federal, state and foreign regulatory requirements, the pending lawsuits against the Company described in its most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contact:

Investors:
Todd Kehrli or Joo-Hun Kim
MKR Investor Relations
623-745-4046
investor@synchronoss.com

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$32,570	$33,671
Accounts receivable, net	44,202	47,849
Operating lease right-of-use assets	29,703	34,538
Goodwill	229,610	232,771
Other Assets	127,605	133,426
Total assets	$463,690	$482,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued expenses	$72,777	$82,075
Debt, current	—	10,000
Deferred revenues	41,095	45,614
Debt, non-current	117,189	—
Operating lease liabilities, non-current	40,315	44,273
Other liabilities	17,852	19,370
Preferred Stock	72,506	237,641
Stockholders’ equity	101,956	43,282
Total liabilities and stockholders’ equity	$463,690	$482,255

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenues	$71,532	$76,535	$137,031	$153,657
Costs and expenses:
Cost of revenues[1]	27,142	29,480	55,779	64,951
Research and development	17,197	19,096	34,594	38,884
Selling, general and administrative	21,909	24,640	39,837	50,984
Restructuring charges	877	4,493	1,590	5,943
Depreciation and amortization	8,485	10,284	18,352	21,640
Total costs and expenses	75,610	87,993	150,152	182,402
Loss from continuing operations	(4,078)	(11,458)	(13,121)	(28,745)
Interest income	25	1,509	30	1,568
Interest expense	(144)	(84)	(239)	(329)
Other Income (expense)	1,576	1,367	(1,820)	3,058
Loss from continuing operations, before taxes	(2,621)	(8,666)	(15,150)	(24,448)
Benefit for income taxes	201	7,972	364	20,404
Net loss from continuing operations	(2,420)	(694)	(14,786)	(4,044)
Net income (loss) attributable to redeemable noncontrolling interests	(50)	(165)	286	(182)
Preferred stock dividend	(21,476)	(9,289)	(32,006)	(18,197)
Net loss attributable to Synchronoss	$(23,946)	$(10,148)	$(46,506)	$(22,423)

Earnings (loss) per share
Basic	$(0.54)	$(0.24)	$(1.07)	$(0.54)
Diluted	$(0.54)	$(0.24)	$(1.07)	$(0.54)
Weighted-average common shares outstanding:
Basic	44,131	41,697	43,438	41,482
Diluted	44,131	41,697	43,438	41,482
________________________________
1    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Six Months Ended June 30,
	2021	2020
Net loss continuing operations	$(14,786)	$(4,044)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash items	22,584	30,122
Changes in operating assets and liabilities:	369	(24,470)
Net cash provided by (used in) operating activities	8,167	1,608

Investing activities:
Purchases of fixed assets	(1,250)	(424)
Purchases of intangible assets and capitalized software	(10,959)	(8,685)
Other investing activities	550	2,175
Net cash used in investing activities	(11,659)	(6,934)

Net cash provided by financing activities	2,687	9,991
Effect of exchange rate changes on cash	(296)	(895)
Net decrease in cash and cash equivalents	(1,101)	3,770

Cash, restricted cash and cash equivalents, beginning of period	33,671	39,001
Cash, restricted cash and cash equivalents, end of period	$32,570	$42,771

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$71,532	$76,535	$137,031	$153,657
Less: Cost of revenues	27,142	29,480	55,779	64,951
Gross Profit	44,390	47,055	81,252	88,706
Add / (Less):
Stock-based compensation expense	379	641	857	1,394
Restructuring, transition and cease-use lease expense	—	243	27	283
Adjusted Gross Profit	44,769	47,939	82,136	90,383
Adjusted Gross Margin	62.6%	62.6%	59.9%	58.8%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP Net loss attributable to Synchronoss	(23,946)	(10,148)	(46,506)	(22,423)
Add / (Less):
Stock-based compensation expense	2,345	4,987	5,066	10,156
Restructuring, transition and cease-use lease expense	2,918	7,003	4,975	8,699
Amortization expense	3,206	4,062	6,815	8,696
Litigation, remediation and refiling costs	3,607	733	3,542	1,557
Non-GAAP Net (loss) income attributable to Synchronoss	$(11,870)	$6,637	$(26,108)	$6,685

Diluted Non-GAAP Net (loss) income per share	$(0.27)	$0.16	$(0.60)	$0.16

Weighted shares outstanding - Dilutive	44,131	41,697	43,438	41,482

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended					Six Months Ended
	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Jun 30, 2021	Jun 30, 2020

Net loss attributable to Synchronoss	$(23,946)	$(22,560)	$(10,892)	$(15,367)	$(10,148)	$(46,506)	$(22,423)
Add / (Less):
Stock-based compensation expense	2,345	2,721	(3,410)	4,391	4,987	5,066	10,156
Restructuring, transition and cease-use lease expense	2,918	2,057	1,222	6,580	7,003	4,975	8,699
Litigation, remediation and refiling costs, net	3,607	(65)	1,145	1,943	733	3,542	1,557
Depreciation and amortization	8,485	9,867	9,834	12,212	10,284	18,352	21,640
Interest income	(25)	(5)	(9)	(20)	(1,509)	(30)	(1,567)
Interest Expense	144	95	75	72	84	239	329
Other Income, net	(1,576)	3,396	(3,793)	(2,684)	(1,367)	1,820	(3,059)
Provision (benefit) for income taxes	(201)	(163)	2,039	(8,744)	(7,972)	(364)	(20,404)
Net loss attributable to noncontrolling interests	50	(336)	101	60	165	(286)	182
Preferred dividend[1]	21,476	10,530	10,099	9,685	9,289	32,006	18,197
Adjusted EBITDA (non-GAAP)	$13,277	$5,537	$6,411	$8,128	$11,549	$18,814	$13,307
___________________________

1 Includes $10.4 million preferred stock amortization costs accelerated due to Series A Preferred stock redemption.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net Cash (used in) provided by operating activities	$5,906	$16,624	$8,167	$1,608
Add / (Less):
Capitalized software	(5,917)	(4,257)	(10,959)	(8,685)
Property and equipment	(529)	(175)	(1,250)	(424)
Free Cashflow	(540)	12,192	(4,042)	(7,501)
Add: Litigation, remediation and refiling costs	3,607	733	3,542	1,557
Adjusted Free Cashflow	$3,067	$12,925	$(500)	$(5,944)